UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 27, 2010

ANTARES PHARMA, INC.
(Exact name of registrant specified in its charter)

Delaware	1-32302	41-1350192
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 Phillips Blvd., Suite 290, Ewing, NJ		08618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone, including area code:	(609) 359-3020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

□           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

Antares Pharma, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 27, 2010. The following matters, all of which were set forth in the Company’s definitive proxy statement on Schedule 14A, as filed with the Securities and Exchange Commission on April 9, 2010, were voted on at the Annual Meeting. The results of such voting are as indicated below.

1.	Election of the three nominees listed below to serve on the Board of Directors of the Company for a term of three years:

Nominee	For	Against	Abstain	Broker Non-Votes
Thomas J. Garrity	28,360,161	0	119,811	23,727,679
Dr. Jacques Gonella	28,318,164	0	161,808	23,727,679
Dr. Rajesh C. Shrotriya	28,347,171	0	132,801	23,727,679

2.
Approval of the amendment and restatement of the Company’s 2008 Equity Compensation Plan (the “Plan”) to increase the maximum number of shares authorized for issuance under the Plan from 10,000,000 to 11,500,000.

For	Against	Abstain	Broker Non-Votes
24,573,091	3,834,329	72,552	23,727,679

3.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2010.

For	Against	Abstain	Broker Non-Votes
51,573,294	583,810	50,547	0

On the basis of the above votes, (i) all nominees listed above were elected to serve on the Board of Directors of the Company for a term of three years; (ii) the proposal to approve the amendment and restatement of the Plan to increase the maximum number of shares authorized for issuance under the Plan from 10,000,000 to 11,500,000 was approved; and (iii) the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2010 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTARES PHARMA, INC.

Date:	June 1, 2010	By:	/s/ Paul K. Wotton
Name: Dr. Paul K. Wotton Title: President and Chief Executive Officer